AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NCI, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3211574
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11730 Plaza America Drive Reston, Virginia (703) 707-6900	20190
(Address of Principal Executive Offices)	(Zip Code)

NCI, Inc. 2005 Performance Incentive Plan

(Full Title of the Plan)

Charles K. Narang

Chairman and Chief Executive Officer

NCI, Inc.

11730 Plaza America Drive

Reston, Virginia 20190

(703) 707-6900

(Name and Address of Agent for Service)

Copies to:

Craig E. Chason, Esq. John M. McDonald, Esq. Pillsbury Winthrop Shaw Pittman LLP 1650 Tysons Boulevard McLean, Virginia 22101 (703) 770-7900	Michele Cappello General Counsel and Vice President NCI, Inc. 11730 Plaza America Drive Reston, Virginia 20190 (703) 707-6900

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Class A Common Stock, $0.019 par value per share	2,807,895	$10.50	$29,482,897.50	$3,735.48

(1)	Represents the maximum number of shares of Class A Common Stock of the Registrant currently authorized to be issued pursuant to the NCI, Inc. 2005 Performance Incentive Plan (the “Plan”), except that it does not include the additional 78,947 shares of Class A Common Stock to be issued pursuant to the Plan as of August 1 each year following the effective date of the Plan.
(2)	This Registration Statement shall also cover any additional shares of Class A Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Class A Common Stock.
(3)	Estimated solely for the purpose of computing the registration fee. Pursuant to Rule 457(h), the calculation of the registration fee is based on the initial public offering price.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by NCI, Inc. (the “Registrant”) pursuant to the Securities Act and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference in this Registration Statement:

(a)	The Prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-1, as amended (Registration No. 333-127006) filed with the Commission on October 21, 2005 which contains the audited financial statements of the Registrant.

(b)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-127006) filed with the Commission on October 20, 2005, which description is incorporated by reference in our registration statement on Form 8-A filed with the Securities and Exchange Commission on October 20, 2005 pursuant to the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant’s charter includes provisions that eliminate the personal liability of the Registrant’s directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation law; or

•	for any transaction from which the director derives an improper personal benefit.

The Registrant’s charter requires, as a condition to advancing expenses, the delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

The Registrant’s charter further provides for the indemnification of the Registrant’s directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant under the foregoing provisions, or otherwise. The Registrant has been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act may be against public policy as expressed in the Securities Act and in such an event would be unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The following exhibits are filed as part of this Registration Statement.

Number	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant(1)

3.2	Bylaws of the Registrant(3)

4.1	Specimen Class A Common Stock Certificate(4)

4.2*	NCI, Inc. 2005 Performance Incentive Plan(3)

4.3	[reserved]

4.4*	Form of 2005 Performance Incentive Plan Notice of Stock Option Grant and Stock Option Agreement(1)

4.5*	Amendment to NCI, Inc. Non-Qualified Stock Option Agreement(1)

4.6*	2005 Incentive Compensation Plan(1)

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the validity of the securities being registered(5)

23.1	Consent of Ernst & Young LLP(5)

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (See Exhibit 5.1)

24	Power of Attorney (Included as part of signature page)(5)

(1)	Previously filed on form S-1/A dated October 4, 2005.
(2)	Previously filed on form S-1/A dated September 6, 2005.
(3)	Previously filed on Form S-1 dated July 29, 2005.
(4)	Previously filed on Form S-1/A dated October 20, 2005.
(5)	Filed herewith.
*	Management Contract or Compensatory Plan or Arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, Commonwealth of Virginia, on October 21, 2005.

NCI, INC.

By:	/s/ Charles K. Narang
Charles K. Narang
Chief Executive Officer, Director and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of NCI, Inc. hereby severally constitute Charles K. Narang and Judith L. Bjornaas and each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable NCI, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles K. Narang Charles K. Narang	Chief Executive Officer, Director and Chairman of the Board (Principal Executive Officer)	October 21, 2005

/s/ Michael W. Solley Michael W. Solley	President and Director	October 21, 2005

/s/ Judith L. Bjornaas Judith L. Bjornaas	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 21, 2005

/s/ James P. Allen James P. Allen	Director	October 21, 2005

/s/ John E. Lawler John E. Lawler	Director	October 21, 2005

/s/ Paul V. Lombardi Paul V. Lombardi	Director	October 21, 2005

/s/ J. Patrick McMahon J. Patrick McMahon	Director	October 21, 2005

/s/ Daniel R. Young Daniel R. Young	Director	October 21, 2005

EXHIBIT INDEX

Exhibit Number	Description
Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant(1)

3.2	Bylaws of the Registrant(3)

4.1	Specimen Class A Common Stock Certificate(4)

4.2*	NCI, Inc. 2005 Performance Incentive Plan(3)

4.3	[reserved]

4.4*	Form of 2005 Performance Incentive Plan Notice of Stock Option Grant and Stock Option Agreement(1)

4.5*	Amendment to NCI, Inc. Non-Qualified Stock Option Agreement(1)

4.6*	2005 Incentive Compensation Plan(1)

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the validity of the securities being registered(5)

23.1	Consent of Ernst & Young LLP(5)

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (See Exhibit 5.1)

24	Power of Attorney (Included as part of signature page)(5)

(1)	Previously filed on form S-1/A dated October 4, 2005.
(2)	Previously filed on form S-1/A dated September 6, 2005.
(3)	Previously filed on Form S-1 dated July 29, 2005.
(4)	Previously filed on Form S-1/A dated October 20, 2005.
(5)	Filed herewith.
*	Management Contract or Compensatory Plan or Arrangement